HENRY SCHEIN
                                  NEWS RELEASE
        Henry Schein, Inc. - 135 Duryea Road - Melville, New York 11747

                                        FOR:     Henry Schein, Inc.
                                        CONTACT: Steven Paladino
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 steven.paladino@henryschein.com
                                                 (631) 843-5500

                                                 Susan Vassallo
                                                 Director, Investor and
                                                 Public Relations
                                                 susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                            (631) 843-5562

           HENRY SCHEIN THIRD QUARTER NET SALES TOP $1 BILLION, UP 16%

                  Company introduces 2005 diluted EPS guidance

MELVILLE, N.Y. - October 26, 2004 - Henry Schein, Inc. (Nasdaq NM: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today reported financial results for the quarter ended September 25, 2004.
         Net sales for the third quarter of 2004 were a record $1.03 billion, an increase of 15.8% from the third quarter of 2003 (See Exhibit A for details of sales growth). "We are proud to report our first $1 billion quarter, marking a major financial milestone in our company's history," said Stanley M. Bergman, Chairman, Chief Executive Officer and President of Henry Schein. This increase includes 14.2% local currency growth (0.6% internally generated and 13.6% from acquisitions net of a divestiture) and 1.6% related to foreign currency exchange. Third quarter net income was $31.5 million, and earnings per diluted share was $0.71. Third quarter financial results were adversely impacted by the absence of Fluvirin(R) influenza vaccine, as previously announced on October 5, 2004. On that date, Chiron Corporation (Nasdaq: CHIR) announced that it would not supply Fluvirin(R) influenza vaccine for the current influenza season. Henry Schein is the primary distributor of Fluvirin to the U.S. market.
         Dental sales increased by 17.7%, including 17.3% growth in local currencies (16.6% internally generated and 0.7% from acquisitions) and 0.4% related to foreign currency exchange. Of the 17.3% local currency growth, Dental consumable merchandise sales increased 15.5% (all internally generated) and Dental equipment sales and service revenues were up 24.8% (21.3% internal growth).

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

         "Our Dental Group's impressive internal growth rate was approximately three times our estimate for market growth, and continues to be enhanced by the successful introduction of the Colgate and Pentron product lines which accounted for 7.5% of the local Dental consumable merchandise growth," explained Mr. Bergman. "Our continued success in growing Dental sales reflects the ongoing successful execution of our dental growth strategy."
         "We are also optimistic about our prospects in the large, fast growing and highly profitable market for dental implants. Earlier this month we officially launched the Camlog product line in the U.S., thereby bringing a leading product offering to our customers and furthering our corporate goal to offer our customers an increasing number of value-added products and services," noted Mr. Bergman.
         Medical sales declined 8.3% during the third quarter, reflecting the absence of Fluvirin sales. Excluding $94.5 million in Fluvirin sales from the third quarter of last year, third quarter 2004 Medical sales growth was 20.4% (11.3% internal and 9.1% from acquisitions - See Exhibit B for details). "Our Medical Group distributes more than 30,000 SKUs, including medical/surgical products, equipment, specialty pharmaceuticals, and injectables and vaccines. Market share growth in the Group's core operations during the third quarter was excellent, as evidenced by double digit percentage growth without the Fluvirin impact," commented Mr. Bergman.
         Technology and Value-Added Services sales grew 13.1%, (all internally generated) and International sales improved 80.5%, including 71.1% in local currencies (5.0% internally generated and 66.1% from acquisitions net of a divestiture) and 9.4% due to foreign currency exchange. "Third quarter Technology and Value-Added Services sales gains were highlighted by strong performance across the board in our software and electronic services businesses. International Group internal sales gains in local currencies exceeded our estimate for market growth, while total International Group sales growth was significantly bolstered by the acquisition of the Demedis full-service businesses in Germany and the Benelux countries, and the KRUGG direct-marketing dental business in Italy. We look forward to further international success, particularly in Europe, as we complete the integration of the acquired businesses into Henry Schein," Mr. Bergman added.
         The third quarter operating margin decline primarily is a reflection of the absence of Fluvirin sales. Cash flow from operations for the third quarter of 2004 was negative $3.2 million, compared with a negative $22.9 million for the third quarter of 2003.

Stock Repurchase Plan
         The Company announced in June 2004 a share repurchase program of up to $100 million worth of common stock, under which 455,000 shares were repurchased during the third quarter at an average price of $62.27 per share. The impact of the repurchase of shares under this program on third quarter diluted EPS was not significant.

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2004 and 2005 EPS Guidance
         Based on third quarter 2004 financial performance, Henry Schein narrowed its guidance for 2004 earnings per diluted share to $3.03 to $3.07, compared with prior Company guidance of $3.01 to $3.07. Henry Schein also introduced 2005 earnings per diluted share guidance. For 2005 the Company expects diluted earnings per share in the range of $4.00 - $4.08. This represents growth of 31% to 34% over the midpoint of the 2004 annual guidance. This guidance reflects mid-teens diluted EPS growth over 2004 plus the annualized impact of the Demedis Group acquisition as well as related synergies. This also assumes (although there can be no assurance) a resumption of the availability of Fluvirin product for 2005. Should Fluvirin not be available in 2005, in addition to lost earnings, Henry Schein will record a pre-tax one-time charge of approximately $13 million related to the Fluvirin contract. The Company noted that this 2004 and 2005 EPS guidance is for current operations including completed acquisitions, and does not include the impact of potential future acquisitions.

Third Quarter Conference Call Webcast
         The Company will hold a conference call to discuss third quarter financial results today, beginning at 10 a.m. Eastern Time. Individual investors are invited to listen to the conference call over the Internet through Henry Schein's Web site at www.henryschein.com. In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
         Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology - serve more than 450,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $3.4 billion in 2003. The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries with a comprehensive selection of over 90,000 national and Henry Schein private-brand products.
         Henry Schein also offers a wide range of innovative value-added practice solutions, including such leading practice management software systems as DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics, which are installed in over 50,000 practices; and ArubA(R), Henry Schein's electronic catalog and ordering system.
         Headquartered in Melville, N.Y., Henry Schein employs more than 9,000 people and has operations in 17 countries. For more information, visit the Henry Schein Web site at www.henryschein.com.

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         In accordance with the "Safe Harbor" provisions of the Private
Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors which, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein. All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance and achievements, or industry results to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These statements are identified by the use of such terms as "may," "could," "expect," "intend," "believe," "plan," "estimate," "forecast," "project," "anticipate," or other comparable terms. A full discussion of the Company's operations and financial condition, including factors that may affect its business and future prospects, is contained in documents the Company has filed with the SEC and will be contained in all subsequent periodic filings made with the SEC. These documents identify, in detail, important risk factors that could cause the Company's actual performance to differ materially from current expectations.

         Risk factors and uncertainties which could cause actual results to differ materially from current and historical results include, but are not limited to: competitive factors; changes in the healthcare industry; changes in government regulations that affect the Company; financial risks associated with the Company's international operations; fluctuations in quarterly earnings; transitional challenges associated with acquisitions; regulatory and litigation risks; the dependence on the Company's continued product development, technical support and successful marketing in the technology segment; the Company's dependence upon sales personnel and key customers; the Company's dependence on its senior management; the Company's dependence on third parties for the manufacture and supply of its products; possible increases in the cost of shipping the Company's products or other service trouble with the Company's third-party shippers; risks from rapid technological change; and risks from potential increases in variable interest rates.

         The order in which these factors appear should not be construed to indicate their relative importance or priority. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty and has no obligation to update forward-looking statements.


                               (TABLES TO FOLLOW)

                                                  HENRY SCHEIN, INC.
                                           CONSOLIDATED STATEMENTS OF INCOME
                                         (in thousands, except per share data)
                                                      (unaudited)



                                                               Three Months Ended               Nine Months Ended
                                                          ----------------------------    ----------------------------
                                                          September 25,   September 27,   September 25,   September 27,
                                                               2004            2003           2004            2003
                                                          ------------    ------------    ------------    ------------
Net sales ...............................................  $ 1,033,625     $   892,718     $ 2,865,946     $ 2,406,881
Cost of sales ...........................................      759,597         641,218       2,109,376       1,733,435
                                                           -----------     -----------     -----------     -----------
       Gross profit .....................................      274,028         251,500         756,570         673,446
Operating expenses:
    Selling, general and administrative .................      220,873         175,100         593,530         498,811
                                                           -----------     -----------     -----------     -----------
       Operating income .................................       53,155          76,400         163,040         174,635
Other income (expense):
    Interest income .....................................        1,684           2,197           6,351           6,510
    Interest expense ....................................       (6,251)         (4,812)        (12,367)        (14,140)
    Other, net ..........................................          120             328             451           1,255
                                                           -----------     -----------     -----------     -----------
       Income before taxes, minority interest,
        equity in earnings of affiliates and loss
        on sale of discontinued operation ...............       48,708          74,113         157,475         168,260
Taxes on income from continuing operations ..............      (18,022)        (27,569)        (58,466)        (62,982)
Minority interest in net loss (income) of subsidiaries ..           72            (363)         (1,707)         (1,974)
Equity in earnings of affiliates ........................          746             178           1,331             676
                                                           -----------     -----------     -----------     -----------
Net income from continuing operations ...................       31,504          46,359          98,633         103,980
Loss on sale of discontinued operation,
   net of tax ...........................................         --            (2,012)           --            (2,012)
                                                           -----------     -----------     -----------     -----------
Net income ..............................................  $    31,504     $    44,347     $    98,633     $   101,968
                                                           ===========     ===========     ===========     ===========

Earnings from continuing operations per
   common share:
    Basic ...............................................  $      0.72     $      1.06     $      2.26     $      2.38
                                                           ===========     ===========     ===========     ===========
    Diluted .............................................  $      0.71     $      1.03     $      2.20     $      2.32
                                                           ===========     ===========     ===========     ===========

Loss on sale of discontinued operation, net
   of tax per common share:
    Basic ...............................................  $      --       $     (0.05)    $      --       $     (0.05)
                                                           ===========     ===========     ===========     ===========
    Diluted .............................................  $      --       $     (0.04)    $      --       $     (0.04)
                                                           ===========     ===========     ===========     ===========

Earnings per common share:
    Basic ...............................................  $      0.72     $      1.02     $      2.26     $      2.33
                                                           ===========     ===========     ===========     ===========
    Diluted .............................................  $      0.71     $      0.99     $      2.20     $      2.27
                                                           ===========     ===========     ===========     ===========

Weighted-average common shares outstanding:
    Basic ...............................................       43,520          43,609          43,737          43,706
                                                           ===========     ===========     ===========     ===========
    Diluted .............................................       44,495          44,885          44,884          44,896
                                                           ===========     ===========     ===========     ===========

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

                                 HENRY SCHEIN, INC.
                             CONSOLIDATED BALANCE SHEETS
                   (in thousands, except share and per share data)



                                                                   September 25,   December 27,
                                                                       2004           2003
                                                                   ------------    -----------
                                                                   (unaudited)
ASSETS
Current assets:
    Cash and cash equivalents .................................... $    72,971     $   157,351
    Accounts receivable, net of reserves of $41,037 and $43,203 ..     542,523         467,085
    Inventories ..................................................     449,844         385,846
    Deferred income taxes ........................................      28,696          30,559
    Prepaid expenses and other ...................................     166,219         115,643
                                                                   -----------     -----------
            Total current assets .................................   1,260,253       1,156,484
Property and equipment, net ......................................     171,683         154,205
Goodwill .........................................................     564,236         398,888
Other intangibles, net ...........................................     134,620          37,551
Investments and other ............................................      81,479          72,242
                                                                   -----------     -----------
            Total assets ......................................... $ 2,212,271     $ 1,819,370
                                                                   ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable ............................................. $   262,083     $   278,163
    Bank credit lines ............................................       6,824           6,059
    Current maturities of long-term debt .........................       3,896           3,253
    Accrued expenses:
       Payroll and related .......................................      70,259          68,214
       Taxes .....................................................      57,234          45,969
       Other .....................................................     129,761         117,530
                                                                   -----------     -----------
            Total current liabilities ............................     530,057         519,188
Long-term debt ...................................................     522,767         247,100
Deferred income taxes ............................................      66,540          32,938
Other liabilities ................................................      22,226           4,494

Minority interest ................................................      11,367          11,532
Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.01 par value, 1,000,000 authorized,
       none outstanding ..........................................        --              --
   Common stock, $.01 par value, 120,000,000 authorized,
        43,374,760 and 43,761,973 outstanding ....................         434             438
   Additional paid-in capital ....................................     445,825         445,118
   Retained earnings .............................................     590,536         533,654
   Accumulated other comprehensive income ........................      22,980          24,999
   Deferred compensation .........................................        (461)            (91)
                                                                   -----------     -----------
            Total stockholders' equity ...........................   1,059,314       1,004,118
                                                                   -----------     -----------
            Total liabilities and stockholders' equity ........... $ 2,212,271     $ 1,819,370
                                                                   ===========     ===========

NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

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

                                     HENRY SCHEIN, INC.
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                       (in thousands)
                                        (unaudited)
                  For the Periods Ended September 25, 2004 and September 27, 2003

                                                                                    Three Months Ended
                                                                                --------------------------
                                                                                   2004             2003
                                                                                ---------        ---------
Cash flows from operating activities of continuing operations:
    Net income .............................................................    $  31,504        $  44,347
           Loss on sale of discontinued operation, net of tax ..............         --              2,012
                                                                                ---------        ---------
    Net income from continuing operations ..................................       31,504           46,359
    Adjustments to reconcile net income to net cash provided by (used in)
     operating activities of continuing operations:
           Depreciation and amortization ...................................       13,247            8,841
           Provision for losses on trade and other accounts receivable .....          636              554
           Deferred income taxes ...........................................         (197)           3,069
           Stock issued to 401(k) plan .....................................        2,805            2,300
           Undistributed earnings of affiliates ............................         (746)            (178)
           Minority interest in net income (loss) of subsidiaries ..........          (72)             363
           Other ...........................................................        3,945              144
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable .......................................      (18,119)         (82,095)
                 Inventories ...............................................       10,874          (31,937)
                 Other current assets ......................................       (5,135)          (7,634)
                 Accounts payable and accrued expenses .....................      (41,906)          37,274
                                                                                ---------        ---------
Net cash provided by (used in) operating activities
   of continuing operations ................................................       (3,164)         (22,940)
                                                                                ---------        ---------

Cash flows from investing activities:
     Purchases of fixed assets .............................................      (10,898)          (7,724)
     Payments for business acquisitions, net of cash acquired ..............       26,730 (1)       (1,043)
     Payments related to pending business acquisitions .....................         --               --
     Purchases of marketable securities ....................................         --            (17,944)
     Proceeds from sales of marketable securities ..........................         --             20,104
     Proceeds from maturities of marketable securities .....................         --              9,600
     Other, including discontinued operation ...............................        3,034           (2,532)
                                                                                ---------        ---------
 Net cash provided by (used in) investing activities .......................       18,866              461
                                                                                ---------        ---------

 Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..............................      240,000             --
     Payments for debt issuance costs ......................................       (5,154)            --
     Net proceeds from (payments on) bank borrowings .......................     (236,776)           1,622
     Repayment of debt assumed in business acquisitions ....................      (21,939)            --
     Principal payments on long-term debt ..................................       (1,354)          (2,232)
     Proceeds from issuance of stock upon exercise of stock options ........        1,375            7,049
     Payments for repurchases of common stock ..............................      (24,702)         (11,575)
     Other .................................................................         (283)             (25)
                                                                                ---------        ---------
 Net cash provided by (used in) financing activities .......................      (48,833)          (5,161)
                                                                                ---------        ---------

 Net change in cash and cash equivalents ...................................      (33,131)         (27,640)
 Effect of exchange rate changes on cash and cash equivalents ..............         (235)            (664)
 Cash and cash equivalents, beginning of period ............................      106,337          121,161
                                                                                ---------        ---------
 Cash and cash equivalents, end of period ..................................    $  72,971        $  92,857
                                                                                =========        =========


                                                                                     Nine Months Ended
                                                                                --------------------------
                                                                                   2004             2003
                                                                                ---------        ---------
Cash flows from operating activities of continuing operations:
    Net income .............................................................    $  98,633        $ 101,968
           Loss on sale of discontinued operation, net of tax ..............         --              2,012
                                                                                ---------        ---------
    Net income from continuing operations ..................................       98,633          103,980
    Adjustments to reconcile net income to net cash provided by (used in)
     operating activities of continuing operations:
           Depreciation and amortization ...................................       33,231           25,956
           Provision for losses on trade and other accounts receivable .....        1,789            4,374
           Deferred income taxes ...........................................        3,199            6,962
           Stock issued to 401(k) plan .....................................        2,805            2,300
           Undistributed earnings of affiliates ............................       (1,331)            (676)
           Minority interest in net income (loss) of subsidiaries ..........        1,707            1,974
           Other ...........................................................        4,033             (102)
           Changes in operating assets and liabilities, net of acquisitions:
                 Accounts receivable .......................................      (33,052)        (115,673)
                 Inventories ...............................................      (10,276)         (27,456)
                 Other current assets ......................................        4,603            4,893
                 Accounts payable and accrued expenses .....................      (47,762)          11,559
                                                                                ---------        ---------
Net cash provided by (used in) operating activities
   of continuing operations ................................................       57,579           18,091
                                                                                ---------        ---------

Cash flows from investing activities:
     Purchases of fixed assets .............................................      (24,687)         (29,045)
     Payments for business acquisitions, net of cash acquired ..............     (152,029)         (67,797)
     Payments related to pending business acquisitions .....................      (13,489)            --
     Purchases of marketable securities ....................................         --            (39,139)
     Proceeds from sales of marketable securities ..........................       14,472           20,104
     Proceeds from maturities of marketable securities .....................         --             38,130
     Other, including discontinued operation ...............................       (2,383)            (671)
                                                                                ---------        ---------
 Net cash provided by (used in) investing activities .......................     (178,116)         (78,418)
                                                                                ---------        ---------

 Cash flows from financing activities:
     Proceeds from issuance of long-term debt ..............................      240,000             --
     Payments for debt issuance costs ......................................       (5,154)            --
     Net proceeds from (payments on) bank borrowings .......................       (6,081)             682
     Repayment of debt assumed in business acquisitions ....................     (135,718)            --
     Principal payments on long-term debt ..................................       (3,064)          (7,186)
     Proceeds from issuance of stock upon exercise of stock options ........       19,253           18,378
     Payments for repurchases of common stock ..............................      (70,666)         (57,727)
     Other .................................................................         (789)            (118)
                                                                                ---------        ---------
 Net cash provided by (used in) financing activities .......................       37,781          (45,971)
                                                                                ---------        ---------

 Net change in cash and cash equivalents ...................................      (82,756)        (106,298)
 Effect of exchange rate changes on cash and cash equivalents ..............       (1,624)          (1,496)
 Cash and cash equivalents, beginning of period ............................      157,351          200,651
                                                                                ---------        ---------
 Cash and cash equivalents, end of period ..................................    $  72,971        $  92,857
                                                                                =========        =========

(1) Primarily reflects proceeds received from the divestiture of DentalMV GmbH in July 2004, as previously disclosed in our Q2 2004 Form 10-Q, which was treated as a reduction of purchase price of the Demedis Group acquired in June 2004.

NOTE: Certain prior period amounts have been reclassified to conform with the current period presentation.

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

Exhibit A

                                                     Henry Schein, Inc.
                                             2004 Third Quarter and Year to Date
                                                  Sales Growth Rate Summary
                                                         (unaudited)


                                                    Q3 2004 over Q3 2003
                                                    --------------------


                                       Consolidated      Dental         Medical     International   Technology
                                       ------------   ------------   ------------   ------------   ------------
Internal                                     0.6%           16.6%         -15.2%           5.0%          12.9%

Acquisitions                                14.1%            0.7%           6.9%          69.5%              -

Divestiture                                 -0.5%               -              -          -3.4%              -
                                       ------------   ------------   ------------   ------------   ------------
     Local Currency Sales Growth            14.2%           17.3%          -8.3%          71.1%          12.9%

Foreign Currency Exchange                    1.6%            0.4%              -           9.4%           0.2%
                                       ------------   ------------   ------------   ------------   ------------
     Total Sales Growth                     15.8%           17.7%          -8.3%          80.5%          13.1%
                                       ============   ============   ============   ============   ============



                                                 YTD Q3 2004 over YTD Q3 2003
                                                 ----------------------------

                                       Consolidated      Dental         Medical     International   Technology
                                       ------------   ------------   ------------   ------------   ------------
Internal                                     7.1%           12.7%           1.5%           6.5%           9.2%

Acquisitions                                10.6%            3.2%           8.7%          34.2%           2.4%

Divestiture                                 -0.8%               -              -          -5.1%              -
                                       ------------   ------------   ------------   ------------   ------------
     Local Currency Sales Growth            16.9%           15.9%          10.2%          35.6%          11.6%

Foreign Currency Exchange                    2.2%            0.4%              -          11.8%           0.1%
                                       ------------   ------------   ------------   ------------   ------------
     Total Sales Growth                     19.1%           16.3%          10.2%          47.4%          11.7%
                                       ============   ============   ============   ============   ============

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

Exhibit B

                                                   Henry Schein, Inc.
                                                   2004 Third Quarter
                                             Medical Sales Growth Comparison
                                                  Net Sales by Category
                                                     (in thousands)
                                                       (unaudited)


                                                  Third Quarter                      % Growth
                                               2004          2003          Total     Internal    Acquisition
                                            ----------    ----------      -------    --------    -----------

Medical Net Sales                           $  363,660    $  396,464       -8.3%      -15.2%       6.9%


Subtract: Fluvirin Sales(1)                       --          94,454


Medical Net Sales Excluding Fluvirin        $  363,660    $  302,010       20.4%      11.3%        9.1%



(1) Third Quarter financial results were adversely impacted by the absence of Fluvirin influenza vaccine in 2004, as previously announced.


Use of Non-GAAP Measures

The above 'Medical Sales Growth Comparison' medical net sales excluding Fluvirin is a financial measure that is not calculated and presented in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The above table reconciles medical net sales, the Company's most directly comparable measure calculated and presented in accordance with U.S. GAAP, to medical net sales excluding Fluvirin, as adjusted to eliminate the effect of third quarter 2003 Fluvirin sales.

Management eliminated the effect of third quarter 2003 Fluvirin sales to assist in evaluating the underlying operational performance of the Company's medical business, excluding Fluvirin, over the periods presented. Management believes that this presentation is appropriate and facilitates such an evaluation by management, investors and analysts. This measure should be considered supplemental to, and not a substitute for or superior to, financial measures calculated in accordance with U.S. GAAP.


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